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                                                                     Exhibit 2.2

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of February 3, 1999 (this "Amendment"), between ProLogis Trust, a Maryland real estate investment trust (the "Company"), and Meridian Industrial Trust, Inc., a Maryland corporation ("MIT"). Capitalized terms, unless defined herein, shall have the meaning assigned to them in the Merger Agreement (defined below).

     WHEREAS, the Company and MIT have entered into that certain Agreement and Plan of Merger, dated as of November 16, 1998 (the "Merger Agreement"); and

     WHEREAS, the Company and MIT desire to amend the Merger Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Amendment hereby amend the Merger Agreement (in accordance with Section 7.3 of the Merger Agreement) as follows:

     1. Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

     2. Exhibit F to the Merger Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

     3. Schedule 3.2(b) to the Merger Agreement is hereby amended and restated in its entirety as set forth on Schedule 3 hereto.

     4. The following provisions of Article II of the Merger Agreement are hereby amended as follows:

          (a) The last sentence of Article II, Section 2.1(b) is hereby amended and restated in its entirety as follows:

          "All such shares of MIT Common Stock and MIT Series D Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares and each holder of any uncertificated shares shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c), to be issued or paid in consideration therefor upon the surrender of such certificates or exchange of such uncertificated shares in accordance with Section 2.2, without interest."

          (b) In the first sentence of Article II, Section 2.2(a), the second parenthetical phrase is hereby amended and restated in its entirety as follows:
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          "(such cash and such shares of Company Common Stock and Company
          Cumulative Redeemable Preferred Stock, together with any dividends or distributions with respect to all shares of Company Common Stock and Company Cumulative Convertible Preferred Stock issuable pursuant to
          Section 2.1, being hereinafter referred to as the "Exchange Fund")"

          (c) Article II, Section 2.2(b) is hereby amended and restated in its entirety as follows:

          "    (b)  Exchange Procedures.

                    (i) As soon as reasonably practicable after the Effective
               Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of MIT Common Stock or MIT Series D Preferred Stock (each, a "Certificate"), which holder's shares of MIT Common Stock or MIT Series D Preferred Stock were converted into the right to receive the amount of Cash Consideration, if any, and the number of shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, set forth in Section 2.1: (i) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and
               (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by the Surviving Entity or the Exchange Agent, (A) the holder of a Certificate formerly representing shares of (1) MIT Common Stock shall be entitled to receive in exchange therefor the amount of Cash Consideration, if any, and a certificate representing that number of shares of Company Common Stock, or
               (2) MIT Series D Preferred Stock shall be entitled to receive a certificate representing that number of shares of Company Cumulative Redeemable Preferred Stock, which such holder has the right to receive pursuant to the provisions of this Article II, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c); and (B) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of MIT Common Stock or MIT Series D Preferred Stock, which is not registered in the transfer records of MIT, the appropriate

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               amount of Cash Consideration, if any, and a certificate
               representing the appropriate number of shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, may be paid and issued to a transferee if the Certificate representing such MIT Common Stock or MIT Series D Preferred Stock is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate amount of Cash Consideration, in the case of a certificate representing MIT Common Stock, and the certificate representing shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                    (ii) As soon as reasonably practicable after the Effective
               Time, the Exchange Agent shall mail to each holder of record of uncertificated shares of MIT Common Stock or MIT Series D Preferred Stock, which holder's shares of MIT Common Stock or MIT Series D Preferred Stock were converted into the right to receive the amount of Cash Consideration, if any, and the number of shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, set forth in Section 2.1, if requested by the Company: (i) a letter of transmittal which shall specify that delivery of any initial transaction statement shall be effected and risk of loss and title to the shares represented thereby shall pass only upon delivery of the letter of transmittal to the Exchange Agent, and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and (ii) instructions for completing such letter of transmittal to effect the exchange of such uncertificated shares of MIT Common Stock or MIT Series D Preferred Stock into uncertificated shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be. Upon valid delivery of a letter of

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               transmittal to the Exchange Agent, together with any other documents reasonably required by the Surviving Entity or the Exchange Agent, or if no letter of transmittal is requested by the Company, at the Effective Time, (A) the holder of uncertificated shares of (1) MIT Common Stock shall be entitled to receive in exchange therefor the amount of Cash Consideration, if any, and an initial transaction statement representing that number of shares of Company Common Stock, or (2) MIT Series D Preferred Stock shall be entitled to receive an initial transaction statement representing that number of shares of Company Cumulative Redeemable Preferred Stock, which such holder has the right to receive pursuant to the provisions of this
               Article II, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c); and
               (B) the transaction statement on the books and records of MIT shall forthwith be canceled. Until exchanged as contemplated by this Section 2.2, each uncertificated share of MIT Common Stock and MIT Series D Preferred Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such exchange the appropriate amount of Cash Consideration, in the case of uncertificated shares of MIT Common Stock, and an initial transaction statement representing uncertificated shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto."

          (d) Article II, Section 2.2(c) is hereby amended and restated in its entirety as follows:

          "    (c)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or any unexchanged uncertificated share with respect to the right to receive shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, represented thereby until the holder of such Certificate or uncertificated share shall surrender such Certificate or rights in respect of such uncertificated share. Subject to the effect of

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          applicable laws, following surrender of any such Certificate or exchange of any such uncertificated share, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be."

          (e) In the first sentence of Article II, Section 2.2(d), the parenthetical phrase "(including any additional cash paid pursuant to Section 2.2(e))" is hereby deleted.

          (f) The last sentence of Article II, Section 2.2(d), is hereby amended and restated in its entirety as follows:

          "If, after the Effective Time, Certificates or rights in respect of uncertificated shares of MIT Common Stock or MIT Series D Preferred Stock are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II."

          (g) Article II, Section 2.2(e) is hereby eliminated in its entirety and replaced by the following:

               "(e) Intentionally Omitted."

          (h) Article II, Section 2.2(f) is hereby amended and restated in its entirety by the following:

          "    (f)  Termination of Exchange Fund.  Any portion of the Exchange
          Fund made available to the Exchange Agent that remains undistributed to the former stockholders of MIT on the first anniversary of the Effective Time shall be delivered to the Surviving Entity, upon demand, and any stockholders of MIT who have not theretofore received any applicable Cash Consideration, Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, and any dividends or distributions to which they are entitled under this
          Article II shall thereafter look only to the Surviving Entity for payment of their claims with respect thereto and only as general creditors thereof."

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          (j)  In the first sentence of Article II, Section 2.2(g), the phrase
     "or any cash in lieu of fractional shares of Company Common Stock" is hereby deleted.

          (j) Article II, Section 2.2(h) is hereby amended and restated in its entirety as follows:

          "    (h)  Lost, Stolen, or Destroyed Certificates.  If any Certificate
          shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of Cash Consideration payable in respect of shares of MIT Common Stock and a certificate representing that number of shares of Company Common Stock or Company Cumulative Redeemable Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article II, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c)."

          (k) Article II, Section 2.2(i) is hereby amended and restated in its entirety as follows:

          "    (i)  Withholding of Tax. The Surviving Entity shall be entitled to deduct and withhold from the Merger Consideration and dividends or distributions otherwise payable pursuant to this Agreement to any holder of a Certificate or holder of uncertificated shares of MIT Common Stock or MIT Series D Preferred Stock, such amount as the Surviving Entity (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of a Certificate or holder of uncertificated shares of MIT Common Stock or MIT Series D Preferred Stock or other stockholders of MIT in respect of which such deduction and withholding was made by the Surviving Entity."

     5. Article III, Section 3.2(s) of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "    (s)  Vote Required.  The affirmative vote of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote with respect to the approval of this Agreement and the transactions contemplated

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          hereby, including the issuance of Company Common Stock in the Merger, is the only vote of the holders of any class or series of the Company's shares of beneficial interest necessary to approve this Agreement and the transactions contemplated hereby."

     6. Article V, Section 5.9 paragraphs (a), (b) and (c) of the Merger Agreement are hereby amended and restated in their entirety as follows:

          "5.9 Employee Matters. (a) The Company and MIT agree that MIT shall terminate the employment of all employees of MIT immediately prior to the Effective Time and the Company and MIT agree that such terminations shall be deemed to have occurred following a change of control for the purposes of any applicable employment or severance agreements or severance plans.

          (b) After the Effective Time, the Surviving Entity shall provide (or shall continue to provide) coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to all former MIT employees who constitute qualified beneficiaries under COBRA and their eligible dependents in accordance with the requirements of COBRA.

          (c) In the event the Surviving Entity hires any former employee of MIT or its Subsidiaries on or after the Effective Time, the Surviving Entity shall determine the terms and conditions of such employment, provided that the Surviving Entity will provide such employees with the same benefits that are provided to similarly situated employees of the Company and its Subsidiaries.

     7. Article VI, Section 6.1(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "(b) Company Stockholder Approval. This Agreement and the Merger (including the issuance of Company Common Stock and all other actions contemplated hereby that require the approval of the Company's stockholders) shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon as is required under the Company's Declaration of Trust, as amended."

     8. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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     9.   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

     10. Entire Agreement. This Amendment, together with Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereto and thereto. Unless specifically modified within this Amendment, all provisions in the Merger Agreement shall remain in full force and effect, without alteration.


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     IN WITNESS WHEREOF, each party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.


                              PROLOGIS TRUST, a Maryland real estate investment trust


                              By:   /s/ Edward S. Nekritz
                                    -----------------------------
                                    Name: Edward S. Nekritz
                                    Title:Senior Vice President



                              MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation



                              By:   /s/ Allen J. Anderson
                                    -----------------------------
                                    Name: Allen J. Anderson
                                    Title:Chairman and Chief Executive Officer


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